EXHIBIT 23.1


            CONSENT OF INDEPENDENT ACCOUNTANTS
            ----------------------------------


     We consent to the incorporation by reference in the registration statements of IBP, inc. on Form S-3 (File No. 33-64459) and on Form S-8 (File No. 33-19441) of our report dated January 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of IBP, inc. as of December 28, 1996 and December 30, 1995 and for the years ended December 28, 1996 and December 30, 1995, which report is incorporated by reference in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 27, 1997



EXHIBIT 23.2


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-19441 and 1-6085) relating to the IBP 1987 and 1993 Stock Option Plans of our report dated February 3, 1995 appearing on page 23 of the 1994 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Chicago, Illinois
March 27, 1997